EXHIBIT 99.1

AMBASSADORS INTERNATIONAL, INC. ANNOUNCES SPIN-OFF OF ITS EDUCATION GROUP;
SETS RECORD DATE FOR DISTRIBUTION OF EDUCATION GROUP STOCK TO STOCKHOLDERS

     SPOKANE, Wash., January 25, 2002 — Ambassadors International, Inc. (Nasdaq: AMIE) (“Ambassadors”), today announced that its Board of Directors has approved the spin-off of its subsidiary, Ambassadors Group, Inc., formerly known as Ambassadors Education Group, Inc. (“Education Group”) and has declared a special stock dividend to Ambassadors stockholders to distribute all of the outstanding shares of Education Group that Ambassadors owns. The special stock dividend is expected to be paid after the close of business on February 28, 2002 to Ambassadors stockholders of record on February 4, 2002, and will mark the completion of Education Group’s spin-off from Ambassadors. The trading of the common stock of Education Group on the Nasdaq National Market is expected to begin on March 1, 2002 under the ticker symbol “EPAX”. The Form 10 Registration Statement for the spin-off of the Education Group has been filed with the Securities and Exchange Commission. The payment of the dividend and the completion of the spin-off is contingent upon Education Group’s Form 10 Registration Statement being declared effective by the Securities and Exchange Commission. Included in the Form 10 Registration Statement is an Information Statement, which will be mailed to Ambassadors stockholders of record on February 4, 2002. The Information Statement describes the distribution of shares of Education Group common stock and contains important information about Education Group, including financial statements.

     Management believes that the spin-off can accomplish the following objectives:

•	Increased incentives for management of each subsidiary

•	More focused investment vehicles for current and potential shareowners

•	Improvement in return on equity in the Ambassadors International’s largest subsidiary, Ambassadors Education Group

•	Greater latitude in deployment of capital at Ambassadors International, the parent company

•	Increased clarity around long-term company goals with potential acquisition targets.

     “We are enthusiastic about the creation of our new company, Ambassadors Group. We believe that this team has a focused, achievable long-term growth plan that shareowners will find appealing, even though the horrific events of 9.11 will have a significant impact on the Company’s 2002 operating results,” declared John Ueberroth, President and CEO of Ambassadors International. “We also believe that we will be able to more readily and easily deploy the capital of Ambassadors International after the spin-off. In 2000 and 2001, we realized attractive returns on our investments in GetThere.com and Sato Travel, Inc. The economic recession combined with the travel industry slowdown should enable us to see a greater number of opportunities than in recent years. We look forward to creating a new business model for our shareowners,” stated Mr. Ueberroth.

     The Education Group promotes and organizes international educational travel programs for students, athletes, and professionals principally using the People to People name. Education Group’s business consists of several specialized private-label travel programs, including (i) the “People to People Student Ambassador Programs” which provides opportunities for grade school, junior high and senior high students to visit domestic and foreign destinations to learn about the politics, economy and culture of such countries, (ii) the “People to People Sports Ambassador Programs” which provides opportunities for junior high and senior high school athletes to participate in domestic and international sports travel programs, and (iii) the “People to People Ambassador Programs” which provides foreign travel experiences for professionals, with emphasis on meetings and seminars between participants and persons in similar professions abroad. Education Group employs approximately 130 people and its principal offices are located in Spokane, Washington.

The Spin-off

     On January 25, 2002, Ambassadors’ Board of Directors declared a dividend to Ambassadors stockholders of record on February 4, 2002, of all of the issued and outstanding shares of Education Group common stock. Contingent upon the effectiveness of Education Group’s Form 10 Registration Statement, the dividend will be paid after the close of business on February 28, 2002, in the amount of one share of Education Group common stock for each share outstanding of Ambassadors common stock.

     Ambassadors stockholders will not be required to pay any cash or other consideration for the shares of Education Group common stock distributed to them or to surrender or exchange their shares of Ambassadors common stock to receive the dividend of Education Group common stock.

Trading Between the Record Date and the Distribution Date

     After the record date and through February 28, 2002, the distribution date, there may be two markets in Ambassadors common stock, a “regular way” market and a “when issued” market. Shares that trade on the “regular way” market will be reported under Ambassadors’ ticker symbol “AMIE” and will trade with an entitlement to shares of Education Group common stock distributed pursuant to the spin-off. Shares that trade on the “when issued” market will be reported under the special ticker symbol “AMIEV” and will trade without an entitlement to shares of Education Group common stock distributed pursuant to the spin-off. Therefore, those stockholders who own shares of Ambassadors common stock on the record date, and sell those shares on the “regular way” market prior to or on February 28, 2002, the distribution date, will also be selling the shares of Education Group common stock that would have been distributed to them pursuant to the spin-off. If shares of Ambassadors common stock are sold on the “when issued” market prior to the distribution date, the stockholder will still receive the shares of Education Group common stock that were to be distributed to him/her pursuant to his/her ownership of the shares of Ambassadors common stock.

     Furthermore, between the record date and distribution date, there may develop a “when-issued” trading market in Education Group shares. The “when-issued” trading market will be for shares of Education Group common stock that will be distributed to Ambassadors stockholders on the distribution date. Those stockholders that own shares of Ambassadors common stock at the close of business on the record date, are entitled to shares of Education Group common stock distributed pursuant to the spin-off. Stockholders may sell this entitlement to shares of Education Group common stock, without the shares of Ambassadors common stock owned, on the Education Group “when-issued” trading market. Such trading may begin at any time after the Education Group Form 10 Registration Statement is declared effective by the Securities and Exchange Commission.

When and How the Dividend will be Paid

     Contingent upon the effectiveness of the Form 10 Registration Statement, Ambassadors will pay the dividend after the close of business on February 28, 2002, by releasing the shares of Education Group common stock to be distributed in the spin-off to Mellon Investor Services, Ambassadors’ transfer agent. After the close of business on February 28, 2002, the transfer agent will cause the shares of Education Group common stock to which an Ambassadors stockholder is entitled, to be registered in his/her name or in the “street name” of his/her brokerage firm. In cases where Ambassadors stockholders have their Ambassadors certificates held on account by a stock brokerage firm, the Education Group certificates will be mailed to the brokerage firm. These brokers will in turn electronically credit the appropriate accounts for the Education Group shares received. Persons with questions in this regard should contact their broker on the mechanics of having the Education Group shares posted to their account.

     Education Group certificates will be mailed directly from the transfer agent to persons who physically hold their Ambassadors stock certificates and are the registered holders. The transfer agent will begin mailing such stock certificates promptly after the distribution date.

U.S. Federal Income Tax Consequences; Tax-Free Status of the Spin-off

     The Internal Revenue Service has issued a favorable letter ruling to Ambassadors that the spin-off will be tax-free to the holders of Ambassadors common stock for U.S. federal income tax purposes. More information on the tax aspects of this transaction is contained in the Information Statement that will be mailed to Ambassadors stockholders.

Safe Harbor Statement

     This press release contains forward-looking statements regarding the payment date of the dividend, future events or the future performance of Ambassadors including statements regarding expected trading in the common stock of Ambassadors and Education Group. For example, trading of Education Group’s common stock on the Nasdaq National Market will depend upon the existence of market makers and the development of a buyer’s market for Education Group common stock. Similarly, trading of Education Group common stock on the Nasdaq National Market will depend upon Education Group meeting the Nasdaq National Market’s listing criteria. While Ambassadors believes that Education Group will meet such listing criteria, it will not be known until after payment of the dividend. Furthermore, the dividend and the completion of the spin-off is conditioned upon the Securities and

Exchange Commission declaring effective Education Group’s Form 10 Registration Statement. Therefore, actual events could differ materially as a result of the preceding factors and other factors including investor reaction to this transaction, overall conditions in the travel services and educational travel services markets, and general economic conditions. For a more complete discussion of these and other factors, please refer to Ambassadors’ Form 10-Q for the quarter ended September 30, 2001, and Education Group’s Form 10 Registration Statement, as amended, initially filed on November 15, 2001.

About Ambassadors

     After the spin-off, Ambassadors will continue to develop, market and manage meetings and incentive programs for a nationwide roster of corporate clients that utilize incentive travel, merchandise award programs and corporate meeting management services, and will also provide comprehensive hotel reservation, registration and travel services for meetings, conventions, expositions and trade shows. Ambassadors, whose principal offices will be in Newport Beach, Calif., also has offices in San Francisco, Calif., Atlanta, Ga., St. Louis, Mo. and Alexandria, Va.

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